                                  EXHIBIT 11
                               PG&E CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE

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
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                                                                          Year Ended December 31,
                                                                  ----------------------------------------
(in thousands, except per share amounts)                              1996          1995         1994
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
 EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                                          $755,209      $1,338,885    $1,007,450
Less:  preferred dividend requirement and
   redemption premium                                                 33,113          70,288        57,603
                                                                    --------      ----------    ----------
 Net income for calculating EPS for
  Statement of Consolidated Income                                  $722,096      $1,268,597    $  949,847
                                                                    ========      ==========    ==========
Average common shares outstanding                                    412,542         423,692       429,846
                                                                    ========      ==========    ==========
EPS as shown in the Statement of
  Consolidated Income                                               $   1.75      $     2.99    $     2.21
                                                                    ========      ==========    ==========

PRIMARY EPS (1)

Net income                                                          $755,209      $1,338,885    $1,007,450
Less:  preferred dividend requirement and
   redemption premium                                                 33,113          70,288        57,603
                                                                    --------      ----------    ----------
 Net income for calculating primary EPS                             $722,096      $1,268,597    $  949,847
                                                                    ========      ==========    ==========
Average common shares outstanding                                    412,542         423,692       429,846
Add exercise of options, reduced by the
 number of shares that could have been
 purchased with the proceeds from
 such exercise (at average market price)                                   9             126            57
                                                                    --------      ----------    ----------
Average common shares outstanding as
 adjusted                                                            412,551         423,818       429,903
                                                                    ========      ==========    ==========
Primary EPS                                                         $   1.75      $     2.99    $     2.21
                                                                    ========      ==========    ==========

FULLY DILUTED EPS (1)

Net income                                                          $755,209      $1,338,885    $1,007,450
Less:  preferred dividend requirement and
   redemption premium                                                 33,113          70,288        57,603
                                                                    --------      ----------    ----------
 Net income for calculating fully diluted EPS                       $722,096      $1,268,597    $  949,847
                                                                    ========      ==========    ==========
Average common shares outstanding                                    412,542         423,692       429,846
Add exercise of options, reduced by the
 number of shares that could have been
 purchased with the proceeds from such
 exercise (at the greater of average or
 ending market price)                                                      9             149            57
                                                                    --------      ----------    ----------
Average common shares outstanding as
 adjusted                                                            412,551         423,841       429,903
                                                                    ========      ==========    ==========
Fully diluted EPS                                                   $   1.75      $     2.99    $     2.21
                                                                    ========      ==========    ==========
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(1)  This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.